Exhibit 10.3

AMENDMENT TO LETTER AGREEMENT

This amendment (this “Amendment”) amends, effective October 21, 2019, the employment letter agreement (the “Letter Agreement”) entered into by and between Mark Cosby (the “Executive” or “you”), Michaels Stores, Inc. (the “Company”) and The Michaels Companies, Inc. (“Parent”) describing the terms and conditions of the Executive’s employment with the Company as set forth below.  Capitalized terms not defined in this Amendment have the respective meanings ascribed to them in the Letter Agreement.

In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto desire to amend the Letter Agreement as follows:

1.         The first two sentences of Section 1(a) of the Letter Agreement shall be deleted in their entirety and replaced with the following:

“Effective as of October 21, 2019 (the “Transition Date”), you will be employed by the Company, on a full-time basis, as its Chief Executive Officer.  You agree to perform the duties of your position and such other duties as may reasonably be assigned to you by the board of directors (the “Board”) of Parent from time to time.”

2.         The following words shall be added to the end of the third sentence of Section 1(b) of the Letter Agreement:

“for the remainder of your term, unless the Board requests your resignation, which you agree to provide.”

3.         A new Section 5(f) shall be added to the Letter Agreement as follows:

“Notwithstanding any of the foregoing, each Quarterly Restricted Stock Award granted to you on or after the Transition Date will be made in the form of restricted stock units, evidenced by an award agreement substantially in the form attached hereto as Exhibit A; provided that, the vesting terms of future Quarterly Restricted Stock Awards may reflect the same ratio of time-vesting to performance-vesting as Parent adopts generally for its annual restricted stock unit grants.  With respect to each such award granted to you on or after the Transition Date, each reference in this Section 5 to “restricted stock” shall be replaced with “restricted stock units”, and each reference to “Quarterly Restricted Stock Award” shall be replaced with “Quarterly RSU Award.””

4.         A new Section 5(g) shall be added to the Letter Agreement as follows:

“On or following the Transition Date, you will be granted an award of 860,000 options to purchase Parent common stock at an exercise price equal to the fair market value of a share of Parent common stock on the date of grant.  Such option award will be evidenced by an award agreement substantially in the form attached hereto as Exhibit B.”

5.         A new Section 5(h) shall be added to the Letter Agreement as follows:

“On or following the Transition Date, you will also be granted an award of 75,000 restricted stock units of Parent.  Such restricted stock unit award will be evidenced by an award agreement substantially in the form attached hereto as Exhibit C.”

6.         A new Section 5(i) shall be added to the Letter Agreement as follows:

“You will not be eligible to receive awards pursuant to Parent’s annual equity grant program.”

7.         The first sentence of Section 6(b) of the Letter Agreement shall be deleted in its entirety and replaced with the following:

“Any annual bonus to which you may become entitled under the Annual Incentive Plan will be pro-rated based on the number of days that you served as Interim Chief Executive Officer or Chief Executive Officer during the fiscal year to which the annual bonus relates.”

8.         The following sentence shall be added to the end of Section 7 of the Letter Agreement:

“During the term of your employment hereunder, the Company shall pay for or reimburse you for all reasonable, customary and necessary business expenses incurred in the performance of your duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Company from time to time.  Such expenses shall include (i) reasonable expenses for travel between the Company’s headquarters and Boston, Massachusetts, (ii) an automobile lease, and (iii) a cell phone and the monthly cost of voice and data service.”

9.         By signing this Amendment, the Executive, the Company, and Parent are providing their express written consent to the changes to the terms and conditions of the Executive’s employment described in this Amendment.  Except as expressly modified herein, the Letter Agreement remains in full force and effect, and is binding on the Executive, the Company, and Parent in accordance with its terms.  The Executive acknowledges and agrees that the Letter Agreement, as amended by this Amendment, constitutes the entire agreement between the Executive, the Company, and Parent with respect to the terms and conditions of his employment and supersedes all other agreements and understandings, whether written or oral.

[Signature page follows immediately]

IN WITNESS WHEREOF, this Amendment has been executed by the Company, by its duly authorized representative, by Parent, by its duly authorized representative, and by you, as of the date first above written.

MARK COSBY	THE COMPANY

/s/ Mark Cosby	By:	/s/ Navin Rao
		Name:	Navin Rao
		Title:	Vice President – Assistant
General Counsel & Secretary

PARENT

	By:	/s/ Navin Rao
		Name:	Navin Rao
		Title:	Vice President – Assistant
General Counsel & Secretary

Exhibit A

Form of Quarterly RSU Award

Exhibit B

Option Award

Exhibit C

Restricted Stock Unit Award